Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated January 8, 2021)	Registration No. 333-251837

1,650,000 Shares

Common Stock

We are offering 1,650,000 shares of our common stock. Our common stock is listed for trading on The Nasdaq Capital Market under the symbol “VRME.” On February 9, 2021, the closing sales price of our common stock on The Nasdaq Capital Market was $6.22 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $30,380,072, which was calculated in accordance with General Instruction I.B.6 of Form S-3 and is based on 4,884,256 shares of outstanding common stock held by non-affiliates, and a per share price of $6.22, which was the last reported sale price of our common stock on the Nasdaq Capital Market on February 9, 2021. In no event will the aggregate market value of securities sold by us or on our behalf under this prospectus supplement pursuant to General Instruction I.B.6 of Form S-3 during the twelve-month period immediately prior to, and including, the date of any such sale, exceed one-third of the aggregate market value of our common stock held by non-affiliates. During the twelve-month period that ends on and includes the date hereof, we have sold no shares of our common stock, pursuant to General Instruction I.B.6 of Form S-3.

We may currently offer and sell shares of our comment stock having an aggregate offering price of up to $10,126,691 from time to time under General Instruction I.B.6 of Form S-3. If our public float increases such that we may offer and sell more than $10,126,691 under General Instruction I.B.6 of Form S-3, we will file another prospectus supplement prior to making sales in excess of $10,126,691.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-6  of this prospectus supplement and on page 6 of the accompanying prospectus before making a decision to invest in our common stock.

	Per Share	Total
Offering price	$5.30	$8,745,000
Underwriting discount and commissions (1)	$0.371	$612,150
Proceeds to us before offering expenses (2)	$4.929	$8,132,850

(1)	See “Underwriting” for additional disclosure regarding underwriting discounts, commissions and estimated offering expenses.
(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the over-allotment option (if any) we have granted to the representative of the underwriters as described below.

We have granted a 45-day option to the representative of the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional 247,500 shares of our common stock at the public offering price, less the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock against payment in book-entry form through the facilities of The Depository Trust Company on or about February 12, 2021.

Sole Book-Running Manager	Co-Manager
Maxim Group LLC	Joseph Gunnar & Co. LLC

The date of this prospectus supplement is February 9, 2021.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents previously filed with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein, the information in this prospectus supplement will supersede such information. For a more detailed understanding of an investment in our common stock, you should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information.”

This prospectus supplement is part of a shelf registration statement on Form S-3 that we filed with the SEC on December 31, 2020, which was declared effective on January 8, 2021. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus in one or more offerings.

Neither we nor the underwriters have authorized anyone to provide you with information that is different or in addition to that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give. Neither we nor the underwriters are making an offer to sell or soliciting an offer to buy our common stock under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate as of any date other than the respective date of each of those documents, or that any information in documents that we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of shares of our common stock hereunder. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus that are important to our business. Solely for convenience, the trademarks, trade names and service marks may appear in this prospectus without the ® and ™ symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. All trademarks, trade names and service marks appearing in this prospectus supplement are the property of their respective owners.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to “VerifyMe,” “the Company,” “we,” “us” and “our” refer to VerifyMe, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein contain, and any applicable free writing prospectus including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

Forward-looking statements appear in a number of places throughout this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference herein and therein, and include statements based largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs, such as:

•	the ongoing coronavirus (“COVID-19”) pandemic;

•	our relatively new business model and lack of significant revenues;

•	our ability to prosecute, maintain or enforce our intellectual property rights;

•	disputes or other developments relating to proprietary rights and claims of infringement;

•	the accuracy of our estimates regarding expenses, future revenues and capital requirements;

•	the implementation of our business model and strategic plans for our business and technology;

•	the successful development of our sales and marketing capabilities;

•	the potential markets for our products and our ability to serve those markets;

•	the rate and degree of market acceptance of our products and any future products;

•	our ability to retain key management personnel;

•	regulatory developments and our compliance with applicable laws; and

•	our liquidity.

The forward-looking statements involve known and unknown risks, uncertainties and other important factors, including those described in the “Risk Factors” section below, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements in this prospectus are made only as of the date hereof or as indicated and represent our views as of the date of this prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise, except as required by law.

You should read this prospectus supplement, the accompanying prospectus, the information incorporated herein and therein by reference, and the documents that have been filed as exhibits to the registration statement of which this prospectus supplement is a part completely and with the understanding that our actual future results may be materially different from what we expect.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes incorporated by reference herein and therein. You can obtain information incorporated by reference into this prospectus from the SEC as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Business Overview

VerifyMe, Inc. (“VerifyMe,” or the “Company,” “we,” “us,” or “our”) is a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products. The Company was formed as LaserLock Technologies, Inc., in Nevada on November 10, 1999. Until 2018, we were primarily engaged in the research and development of our technologies. We began to commercialize our covert luminescent pigment, RainbowSecure®, in 2018, and we also developed the patented VeriPAS™ software system in 2018 which covertly and overtly serializes products to track a product’s “life cycle” for brand owners. We believe VeriPAS™ is the only invisible covert serialization and authentication solution deployed through variable digital printing on HP Indigo printing systems with a smartphone tracking and authentication system. VeriPAS™ is capable of fluorescing, decoding, and verifying invisible RainbowSecure® codes in the field―designed to allow investigators to quickly and efficiently authenticate product throughout the distribution chain, including warehouses, ports of entry, retail locations, and product purchased over the Internet for inspection and investigative actions. This technology is coupled with a secure cloud based track and trace software engine which allows brands and investigators to see where products originate and where they are deployed with geo location mapping and intelligent programable alerts. Brand owners access the VeriPAS™ software over the Internet. Brand owners can then set rules of engagement, establish marketing programs for customer engagement and control, and monitor and protect their products’ “life cycle.” We have derived minimal revenue from our VeriPAS™ software system and have derived limited revenue from the sale of our RainbowSecure® technology.

Our brand protection technologies involve the utilization of invisible and/or color changing inks, which are compatible and printed with modern digital and standard printing presses. The inks may be used with certain printing systems such as digital, offset, flexographic, silkscreen, gravure, inkjet and toner based laser printers. The inks can be used to print both static and variable images utilizing digital printing presses and third party digital inkjet systems which are attached to traditional printing presses. Our invisible ink can be used in fixed images, variable images or serialized codes, bar codes or QR codes. We have developed a product which attaches to a smartphone that reads our invisible ink codes into sophisticated cloud based track and trace software. We also have a product that informs users that our invisible ink is present for authentication. Based upon our experience, we believe that the ink technologies may be incorporated into most existing manufacturing processes.

 In the areas of authentication and serialization of physical goods, we offer clients the following brand protection security and anti-counterfeit technologies:

•	RainbowSecure®
•	VeriPAS™ serialization, track and trace technology
•	VeriPAS™ Smartphone Authenticator
•	VerifyMe Beeper
•	VerifyMe® Web™

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RainbowSecure® technology was our first technology to be patented. It combines an invisible ink with a proprietary tuned laser to enable counterfeit products to be exposed. In 2017, we signed a five-year contract with Indigo Division of HP Inc. (“HP Indigo”) to print this technology on packages and labels on their 6000 series presses. Our technology has been tested and approved by HP Indigo 6000 series presses and more recently was qualified on HP Indigo’s 6900 series presses. In addition, we successfully trialed production on their 7900 press series used for sheet-fed products like folded cartons and plastic cards. HP Indigo informed us that other press models will be qualified once clients formally request in writing the need for qualification for current unqualified models. In addition, HP Indigo is producing sample secure government products such as tax stamp samples for governments with our RainbowSecure® invisible ink technology. HP Indigo has showcased these samples at various global government and print service providers trade shows. Customers can use a handheld beeping device, our VerifyMe Beepers, tuned to authenticate the unique frequency of our RainbowSecure® invisible ink, to broadcast a beeping sound to confirm the authenticity when placed on products, labels and packaging containing our RainbowSecure® ink. VerifyMe Beepers are being commercialized and leased to customers, typically for one year. In December 2017, we signed a contract with Micro Focus to use RainbowSecure® in their Global Product Authentication Service (GPAS). The technology also features a unique double layer of security which remains entirely covert at all times and provides licensees with additional protection. Under the contract with Micro Focus, we have a re-seller agreement where we sell the combined Micro Focus GPAS with our RainbowSecure® identifier under our own trademarked name, VeriPAS™. In May 2019, we entered into a strategic partnership with INX International Ink Company, the third largest producer of inks in North America, to co-develop inkjet inks to be used for inkjet printing in combination with high speed, high volume label and packaging printing presses. The specially formulated inks will enable these printing presses to print our RainbowSecure® invisible ink technology, which includes our variable VeriPAS™ serialization, track and trace technology. We believe RainbowSecure® is particularly well-suited to closed and controlled environments that want to verify transactions within a specific area, as well as labels, packaging, textiles, plastics and metal products which need authentication. We have derived limited revenue from the sale of our RainbowSecure® technology.

VeriPAS™ serialization, track and trace technology combines the covert identifier of RainbowSecure® with the Micro Focus GPAS which provides brand owners geographical business intelligence on counterfeiting as well as the ability to authenticate labels, packaging and products. Using information from a smartphone screen, our VeriPASTM technology, can provide authentication and data submission information. A customer or end-user can scan information from a product label or QR code and send it to the cloud where our VeriPASTM software can verify authenticity of the product, as well as track and trace the product from production through delivery. Certain clients are in the testing stage with this product. To date, we have recognized minimal revenue from this technology.

VeriPAS™ Smartphone Authenticator technology is a piece of hardware with a built-in lighting system and software that scans invisible RainbowSecure® codes. Product investigators attach their smartphone to this device which then reveals the hidden RainbowSecure® images on the smartphone screen which are then sent to the VeriPASTM software in the cloud for authentication and data submission. These devices have been commercialized and are being leased to customers. Leases are typically one year in length.

VerifyMe Beeper technology is an authentication tool which we are marketing to customers in conjunction with our RainbowSecure® ink pigment. The VerifyMe Beeper is a handheld beeping device is tuned to authenticate the unique frequency of our RainbowSecure® invisible ink and will broadcast a beeping sound to confirm the authenticity when placed on products, labels and packaging containing our RainbowSecure® ink. The VerifyMe Beeper is designed for use by customers who desire instant authentication on items, such as event tickets at an entry gate. Our customized beeper will only positively identify a product bearing our unique anti-counterfeit solution. This technology is being commercialized and leased to customers, typically for one year.

VerifyMe® as Authentic® labels are dual-purpose pre-printed labels with a visible serialized QR code for consumer scanning purposes, and an invisible serialized IR code for inspector scanning, authentication and tracking purposes. This label was developed to provide covert brand protection for on-line retailers, while enabling consumer product authentication, promotion, engagement and education through the visible serialized QR code. This technology is being commercialized. To date, we have recognized minimal revenue from this technology

VerifyMe® WebTM includes, through our collaboration with Corsearch, a brand clearance and protection leader, technologies and services that better enable customers to effectively tackle counterfeit websites, domains and e-commerce platforms offering counterfeit products. To date, we have not derived revenue from this technology.

 We believe that our brand protection security technologies, coupled with our contract with HP Indigo, can be used to enable brand owners to securely prevent counterfeiting, prevent product diversion and authenticate labels, packaging and products and alleviate the brand owner’s liability from counterfeit products which physically harm consumers. Our covert technologies give brand owners the ability to control, monitor and protect their products life cycle. Also, our technologies allow brand owners to prove whether the product causing an issue is authentic or counterfeit.

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Recent Developments

In 2020, notwithstanding the challenges presented by the COVID-19 pandemic, we focused our efforts primarily on the completion of our products and began the introduction of our products into the market and forging relationships that could help generate revenue in future periods.

In November 2020, we announced a share repurchase program to spend up to $1.5 million to repurchase shares of our common stock over the next nine months. To date we have not purchased any shares under this program.

In June 2020, we completed the closing of our underwritten public offering of an aggregate of 2,173,913 units at a price to the public of $4.60 per unit. Each unit issued in the offering consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $4.60. The common stock and warrants began trading on Nasdaq on June 18, 2020, under the symbols “VRME” and “VRMEW,” respectively. We received gross proceeds of $10.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses. Concurrent with the offering, we also effectuated a reverse split of our issued and outstanding common stock and treasury stock at a ratio of 50-to-1.

In March 2020, we completed the private placement of $1,992,000 senior secured convertible debentures (the “2020 Debentures”). We used $750,000 of the net proceeds to redeem prior outstanding convertible debentures issued in 2019. In connection with the issuance of the 2020 Debentures, we also issued warrants (“2020 Warrants”) to purchase 498,000 shares of common stock. Each 2020 Warrant had a three-year term and was immediately exercisable at an exercise price of $7.50 per share. On June 22, 2020, we cancelled the 2020 Warrants for twenty-three of the twenty-five warrant holders and issued to the holders of the cancelled 2020 Warrants an aggregate of 179,200 shares of common stock. Also on such date, the 2020 Debentures were automatically converted upon closing of our uplisting to Nasdaq into an aggregate of 637,513 shares of common stock and warrants to purchase 573,479 shares of common stock.

In January 2020, we received a Notice of Allowance for the U.S. Patent Application from the U.S. Patent & Trademark Office for the dual code authentication process relating to the our invisible QR code and smartphone reading system “Device and Method for Authentication.”

Commercialization of our Technologies

In 2020, we entered into a number of partnerships and agreements to accelerate the commercialization of our technology and announced a number of commercial milestones achieved by the Company, including:

•	In October 2020, we entered into an agreement with OWS Capital to market, promote and sell our security authentication technology solutions, including the VerifyMe® as Authentic® labels, in the United Arab Emirates and Middle East.
•	In October 2020, we extended our agreement with Micro Focus International PLC (“Micro Focus”) for three years. The original agreement was entered into in December 2017.
•	In September 2020, we expanded of our contract with a Forbes Top 50 Private Company that sells nutrition, personal care, beauty and home care products. The client is expected to begin using our RainbowSecure® ink technology on additional products in three additional countries―Japan, Vietnam and Taiwan―in 2021.
•	In June 2020, we entered into a new partnership with Corsearch, Inc. (“Corsearch”), a brand clearance and protection leader, pursuant to which we have the right to use and offer Corsearch’s technical search platform―ZERO®―to our customers and Corsearch will have the right to offer its brand clients the full suite of our technologies to protect their products. ZERO® is an online monitoring and enforcement platform that monitors and processes all information relating to a brand’s products, trademarks, copyrights, designs and patents.
•	In June 2020, we executed a Technology Integration and Sales Referral Agreement with SmartGlyph Limited (“SmartGlyph”), a U.K-based digital solutions provider, to integrate technologies and establish a sales referral relationship. Under the agreement, the combined offering will include the VeriPAS™ Smartphone Authenticator and its mobile app, VeriPAS™ serialization, track and trace technology and RainbowSecure® ink and SmartGlyph’s barcodes and multi-faceted, “software only” coding platform. In addition, the agreement includes a cross-selling agreement, pursuant to which the receiving party will pay the referring party a referral fee equal to 10% of the purchase price of the products purchased by a customer of the receiving party who was introduced by the referring party.

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•	In June, 2020, we received our first order for VeriPAS™ serialization, track and trace technology in the cannabis industry. The VeriPAS™ serialization, track and trace technology is being utilized on pre-printed tamper-proof labels in order for the client to protect itself from counterfeit products containing contaminants. We expect to receive a second order from this client in the first quarter of 2021.
•	In June 2020, we entered into a strategic partnership with Techind Engineers & Consultants-Impex (“Techind”), part of the Gohar Group, of India, pursuant to which Techind provides our VeriPAS™ serialization, track and trace technology to a broad range of industries and clients of Techind, with a specific focus on the pharmaceutical industry.

Corporate Information

Our principal offices are located at 75 South Clinton Avenue, Suite 510, Rochester, New York 14604 and our telephone number is (585) 736-9400. Our website address is www.verifyme.com. We have not incorporated by reference into this prospectus the information included, or that can be accessed through, our website and you should not consider it to be part of this prospectus.

Risk Factors

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the caption “Risk Factors” and other information contained in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, which is incorporated by reference into this prospectus supplement and the accompanying prospectus in its entirety. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

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THE OFFERING

Issuer	VerifyMe, Inc.

Common stock offered by us	1,650,000 shares of our common stock

Underwriters’ option to purchase additional shares	The underwriters have the option to purchase up to an additional 247,500 shares of our common stock at the public offering price, less the underwriting discounts and commissions, which they may exercise, in whole or in part, for a period of 45 days from the date of this prospectus supplement.

Offering price	$5.30 per share

Common stock outstanding immediately prior to this offering (1):	5,596,877

Common stock to be outstanding immediately after this offering	7,246,877 shares, or 7,494,377 shares if the underwriters’ option to purchase additional shares is exercised in full.

Use of proceeds

We estimate the net proceeds from this offering will be approximately $8.0 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering to provide funding for the following purposes: sales force expansion, marketing and business development; potential acquisitions; research and development; and working capital purposes. See “Use of Proceeds.”

Transfer Agent	West Coast Stock Transfer, Inc.

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 6 of the accompanying prospectus, as well as those risks and uncertainties identified in the documents incorporated by reference herein or therein.

Trading Symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “VRME.”

(1)	Unless we indicate otherwise, the number of shares of our common stock outstanding is based on 5,596,877 shares of common stock outstanding on February 9, 2021, and does not include as of that date:

•	473,771 shares of our common stock issuable upon exercise of outstanding options at a weighted average price of $4.48;
•	3,779,243 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $5.89 per share;
•	926,951 shares of our common stock that are reserved for equity awards that may be granted under our 2020 Equity Incentive Plan and 2013 Omnibus Equity Compensation Plan; and
•	144,444 shares of common stock issuable upon conversion of our outstanding Series B Convertible Preferred Stock.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the caption “Risk Factors” and other information contained in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, which is incorporated by reference into this prospectus supplement and the accompanying prospectus in its entirety. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Common Stock and This Offering

There can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market, a failure of which could result in a de-listing of our common stock. The Nasdaq Capital Market requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from The Nasdaq Capital Market. In addition, to maintain a listing on The Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $2.98 per share based on the assumed public offering price of $5.30 per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Due to factors beyond our control, our stock price may be volatile.

Any of the following factors could affect the market price of our common stock:

•	The sale of large numbers of shares of common stock by former directors and their donees and associates;

•	The continued COVID-19 pandemic and its adverse impact upon the capital markets;

•	The loss of one or more members of our management team;

•	Our failure to generate material revenues;

•	Regulatory changes including new laws and rules which adversely affect companies in our line of business;

•	Our public disclosure of the terms of any financing which we consummate in the future;

•	Our failure to become profitable;

•	Our failure to raise working capital;

•	Any acquisitions we may consummate;

•	Announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;

•	Cancellation of key contracts;

•	Our failure to meet financial forecasts we publicly disclose;

•	Short selling activities; or

•	Changes in market valuations of similar companies.

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In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Sales of large blocks of our common stock over a short time in the fall of 2019 had a significant adverse effect on our common stock price. Further sales could depress the price of our common stock. The existence of these shares and shares of common stock issuable upon conversion of outstanding shares of Series B Convertible Preferred Stock, warrants and options create a circumstance commonly referred to as an “overhang” which can act as a depressant to our common stock price. The existence of an overhang, whether or not sales have occurred or are occurring, also could make our ability to raise additional financing through the sale of equity or equity-linked securities more difficult in the future at a time and price that we deem reasonable or appropriate. If our existing shareholders and investors seek to sell a substantial number of shares of our common stock, such selling efforts may cause significant declines in the market price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

We intend to use the net proceeds from this offering to provide funding for the following purposes: sales force expansion, marketing and business development; potential acquisitions; research and development; and working capital. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our securities.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including amount of cash used in our operations, which can be highly uncertain, subject to substantial risks and can often change. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline. See “Use of Proceeds” located elsewhere in this prospectus supplement.

An active trading market in our common stock may not be sustained.

Although our common stock is currently traded on The Nasdaq Capital Market, an active trading market may not be sustained in our common stock. If an active market for our common stock is not maintained, the value of your shares may decline and you may be unable to sell your shares when or at the price that you may wish to sell them. An inactive market may also impair our ability to raise capital by selling shares of our common stock or use shares of our common stock as consideration for entering into license agreements and strategic partnerships, which could negatively impact our business.

Because we do not intend to pay cash dividends on our shares of common stock, any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our common stock will depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. There can be no assurance that analysts will cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

S-7

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $8.0 million, or approximately $9.2 million if the Representative exercises in full its option to purchase additional shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from the offering for the following purposes:

Proceeds:
Gross Proceeds	$8,745,000
Discounts	(612,150)
Fees and Expenses	(176,500)
Net Proceeds	$7,956,350

Uses:
Research and Development	$1,000,000
Sales Force Expansion, Marketing, Business Development and Potential Acquisitions	5,000,000
Working Capital	1,956,350
Total Uses	$7,956,350

We believe that our cash and cash equivalents, together with the net proceeds from this offering, will fund our operations through 2025.

The precise amount and timing of the application of such net proceeds will depend upon our funding requirements and the availability and cost of other funds. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors.” As a result, our board of directors and management will have considerable discretion in the application of the net proceeds from this offering, and it is possible that we may allocate the proceeds differently than investors in the offering may desire or that we may fail to maximize the return on these proceeds. You will be relying on the judgment of our board of directors and management with regard to the use of proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

Pending the use of the net proceeds of this offering, we intend to invest the net proceeds in money market funds, high-quality and short-term interest-bearing obligations, investment-grade instruments, and/or direct or guaranteed obligations of the U.S. government.

S-8

DESCRIPTION OF CAPITAL STOCK

The following information describes the Company’s capital stock and the provisions of our amended and restated articles of incorporation, as amended, (“articles”) and amended and restated by-laws (“by-laws”). This description is only a summary. You should read and refer to our articles and by-laws, the forms of which have been filed with the SEC and are incorporated herein by reference. See “Where You Can Find More Information” and “Incorporation by Reference.”

General

We are authorized to issue up to 675,000,000 shares of common stock, par value $0.001 per share, and 75,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding, shares of common stock are fully paid and nonassessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

As of February 9, 2021, there are 0.85 shares of Series B Convertible Preferred Stock outstanding, convertible into 144,444 shares of common stock. Our board of directors has the authority, without further stockholder authorization, to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. Although we have no present plans to issue additional shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

Our Articles and By-Laws

Provisions of our articles and our by-laws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Board of Directors; Removal of Directors for Cause. Our by-laws provide for the election of directors to one-year terms at each annual meeting of the stockholders. All directors elected to our board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships, subject to the amended and restated articles of incorporation, and to fill such positions so created by a majority vote of the directors. Members of the board of directors may only be removed by the affirmative vote of the holders of not less than two-thirds of the voting power of our issued and outstanding stock entitled to vote generally in the election of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our by-laws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, written notice of the nomination must be received by us not earlier than 120 days and not later than 90 days prior to the anniversary date of the immediately preceding annual meeting. Detailed requirements as to the form of the notice and information required in the notice are specified in the by-laws. If it is determined that business was not properly brought before a meeting in accordance with our by-law provisions, such business will not be conducted at the meeting.

Special Meetings of Stockholders. Special meetings of the stockholders may be called only by our chairman of the board of directors pursuant to the requirements of our by-laws.

S-9

Blank-Check Preferred Stock. Our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve.

Nevada Anti-Takeover Statutes

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our company.

Transactions with Interested Stockholders. The NRS prohibits a publicly-traded Nevada company from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless, prior to that date, the board of directors of the corporation approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders. In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the board of directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the 3 years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

 Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

S-10

MARKET FOR OUR COMMON STOCK

Our common stock is currently quoted on The Nasdaq Capital Market under the symbol “VRME.” On February 9, 2021, the last reported sale price of our common stock was $6.22 per share.

Holders

As of February 9, 2021, we had approximately 1,450 shareholders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of shareholders, this number is not indicative of the total number of shareholders represented by these shareholders of record.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Issuer Purchases of Equity Securities

None.

S-11

DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of common stock and the as adjusted net tangible book value per share of our common stock after this offering.

As of September 30, 2020, we had a net tangible book value of $8,810,423 or $1.58 per share of common stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at September 30, 2020.

After giving effect to the issuance and sale by us of 1,650,000 shares of common stock in this offering and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020 would have been approximately $16,766,773, or approximately $2.32 per share. This amount represents an immediate increase in net tangible book value of $0.74 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $2.98 per share to new investors purchasing shares of in this offering.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share of common stock paid by new investors. The following table illustrates this dilution on a per share basis:

Public offering price per share of common stock		$5.30
Net tangible book value per share as of September 30, 2020	$1.58
Increase in net tangible book value per share attributable to this offering	0.74
As adjusted net tangible book value per share after this offering		$2.32
Dilution per share to new investors participating in this offering		$2.98

S-12

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2020:

on an actual basis; and

on an as adjusted basis to give effect to the sale of 1,650,000 shares of common stock at a price of $5.30 per share in this offering and the application of the proceeds therefrom;

The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement.

	As of September 30, 2020
	Unaudited, Actual	Unaudited, As Adjusted
Cash and cash equivalents	$8,975,614	$16,931,964
Total Current Liabilities	542,795	542,795
Total Long-Term Liabilities	72,400	72,400
Stockholders’ Equity (Deficit):
Series B Convertible Preferred Stock, $0.001 par value, 85 shares authorized; 0.85 shares issued and outstanding as of September 30, 2020	-	-
Common stock, $.001 par value; 675,000,000 authorized; 5,584,540 issued, 5,577,529 shares outstanding as of September 30, 2020, and 7,234,540 issued and 7,227,529 outstanding, as adjusted	5,578	7,228
Additional paid-in capital	75,753,019	83,707,719
Accumulated deficit	(66,499,398)	(66,499,398)
Treasury stock as cost (7,011 shares at September 30, 2020; 7,011 as adjusted)	(113,389)	(113,389)
Total Stockholders’ Equity	$9,145,810	$17,102,160

The number of issued and outstanding shares as of September 30, 2020 on an as adjusted basis in the table excludes:

•	473,771 shares of our common stock issuable upon exercise of outstanding options at a weighted average price of $4.48;
•	3,779,243 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $5.89 per share;
•	1,086,961 shares of our common stock that are reserved for equity awards that may be granted under our 2020 Equity Incentive Plan and 2013 Omnibus Equity Compensation Plan; and
•	144,444 shares of common stock issuable upon conversion of our outstanding Series B Convertible Preferred Stock.

S-13

UNDERWRITING

Maxim Group LLC is acting as the representative of the underwriters of the offering (the “Representative”). We have entered into an underwriting agreement dated February 9, 2021 with the Representative. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus, the number of shares listed next to its name in the following table.

Underwriter	Number of Shares
Maxim Group LLC	1,072,500
Joseph Gunnar & Co. LLC	577,500
Total	1,650,000

The underwriting agreement provides that the obligation of the underwriters to purchase all of the shares being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the shares being offered to the public, other than those covered by the over-allotment option described below, if any of these shares are purchased.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the Representative an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus supplement, to purchase from us up to an additional 247,500 shares of common stock at the public offering price, less the underwriting discounts and commissions set forth on the cover of this prospectus supplement in any combination thereof to cover over-allotments, if any. We will be obligated, pursuant to the option, to sell these additional shares of common stock to the underwriters to the extent the option is exercised. If this option is exercised in full, the total offering price to the public will be $10,056,750 and the total net proceeds, before expenses and after the credit to the underwriting commissions described below, to us will be $9,352,777.

Discounts and Commissions and Offering Expenses

The Representative has advised us that the underwriters propose to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement.

The following table shows public offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Representative of their over-allotment option.

		Total
	Per Share	No Exercise of Over- Allotment Option	Full Exercise of Over- Allotment Option

Public offering price	$5.30	$8,745,000	$10,056,750
Underwriting discount (7%)	$0.371	$612,150	$703,973
Proceeds, before expenses, to us	$4.929	$8,132,850	$9,352,777

We have also agreed to reimburse the Representative for reasonable out-of-pocket expenses not to exceed $60,000 in the aggregate.

S-14

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

2020 Uplisting Transaction and 2019 Bridge Financing

The Representative served as lead book-running manager for the underwritten public offering in June 2020 of 2,173,913 units at a price to the public of $4.60 per unit. Each unit issued in the offering consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $4.60. The common stock and warrants began trading on The Nasdaq Capital Market on June 18, 2020, under the symbols “VRME,” and “VRMEW,” respectively. The Representative received a cash fee of 8% of the gross proceeds received at each closing, including the over-allotment option, and 5% of gross proceeds for units purchased by our directors or their affiliates. The Representatives also received warrants to purchase 173,913 shares of our common stock, as a portion of the underwriting compensation payable in connection with this offering.

The Representative also served as placement agent for the bridge financing in September 2019 for the placement of $600,000 of secured convertible debentures. The Representative received a cash fee of 8% of the gross proceeds received at each closing and was entitled to receive warrants convertible into shares of common stock until May 2020 when the placement agent waived its right to receive the warrants.

2020 Advisory Services

In April 2020, the Representative agreed to be our non-exclusive advisor with respect to the identification and evaluation of potential business acquisition opportunities. In consideration for its services, the Representative may receive a cash fee equal to $250,000 if we close on a transaction with a target during the term of the agreement or within 12 months thereafter. In addition, for any financing required to close a transaction with a target (other than this offering or any other future financings undertaken for any target), we will pay the Representative (i) for an issuance of our term debt securities, a cash fee payable at the closing equal to 3.0% of the gross proceeds we receive at each closing; or (ii) for an issuance of equity, equity-linked or convertible securities, a cash fee payable at the closing equal to 7.0% of the gross proceeds we receive at each closing. We will also reimburse the Representative for certain expenses up to $80,000 in the event of a closing of a financing (other than this offering), and up to $30,000 in the event that a financing is not closed.

Subsequent Equity Sales

We have agreed, subject to certain limited exceptions, for a period of 90 days after the closing of this offering, not to enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock or common stock equivalents.

Right of First Refusal and Certain Post-Offering Investments

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, until September 30, 2022, each of the Representative and Joseph Gunnar & Co. LLC (“Joseph Gunnar”) shall have a right of first refusal to act as lead managing underwriter and book-runner and/or placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by us, or any of our successors or subsidiaries, on terms customary to each of the Representative and Joseph Gunnar. In the event that both the Representative and Joseph Gunnar exercise their respective right of first refusal as to the same public equity offering, the economic participation between the Representative and Joseph Gunnar for this right of first refusal on such future public equity offering shall be 50% to the Representative and 50% to Joseph Gunnar. Each of the Representative and Joseph Gunnar in conjunction with us, shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. In addition, we have also agreed that in the event any investor previously directly introduced to us by the underwriters subsequently provides capital to us in any transaction during the period commencing three (3) months following the closing of the offering and continuing for a period of eighteen (18) months thereafter, we will pay the underwriters a cash fee of 7% of the gross proceeds on any such investments.

Nasdaq Capital Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “VRME.”

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.
•	Over-allotment involves sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing securities in the open market.

S-15

•	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriters sell more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.
•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our shares of common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Other

From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for the services provided in connection with this offering and other than as described below, the underwriters have not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus supplement.

On June 22, 2020, we received gross proceeds of $10.0 million and net proceeds, including the over-allotment option, of 9,023,046 from the June 2020 underwritten public offering. The Representative acted as the lead book-running manager for in connection with the offering and received a cash fee of 8% of the gross proceeds received at each closing, including the over-allotment option, and 5% of gross proceeds for units purchased by our directors or their affiliates. The Representatives also received warrants to purchase 173,913 shares of our common stock, as a portion of the underwriting compensation payable in connection with this offering.

On September 19, 2019, we received gross proceeds of $600,000 and net proceeds of $540,000 from the September 2019 bridge financing. The Representative acted as the placement agent in connection with the financing and received a cash fee of 8% of the gross proceeds received at each closing and was entitled to receive warrants convertible into shares of common stock until May 2020 when the placement agent waived its right to receive the warrants.

Notice to Prospective Investors in Canada

This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the securities and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus supplement is exempt from the requirement that the Company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

S-16

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases securities will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

S-17

LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters in connection with this offering will be passed upon by Harter Secrest & Emery LLP, Rochester, New York. Certain legal matters related to this offering will be passed upon for the underwriters by Gracin & Marlow, LLP, New York, New York.

EXPERTS

The financial statements of VerifyMe, Inc. as of December 31, 2019 and December 31, 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein, in reliance upon the reports of MaloneBailey, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC (www.sec.gov). These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We maintain a website at www.verifyme.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus supplement the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement. You may also request a copy of these filings (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus), at no cost, by writing us at 75 S. Clinton Ave., Suite 510, Rochester, New York 14604 or contacting us at (585) 736-9400.

This prospectus supplement is part of a registration statement we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website referred to above.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the date this offering is terminated or we issue all of the securities under this prospectus supplement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 9, 2020.
•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 13, 2020, for the quarter ended June 30, 2020, filed with the SEC on August 14, 2020 and for the quarter ended September 30, 2020, filed with the SEC on November 12, 2020.
•	Our Current Reports on Form 8-K filed with the SEC on March 3, 2020, March 5, 2020, April 22, 2020, May 11, 2020, May 26, 2020, June 15, 2020, June 22, 2020, July 29, 2020, August 7, 2020, October 1, 2020, October 16, 2020 and November 17, 2020.
•	The description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on June 16, 2020, and any amendment or report filed for the purpose of updating such description.

Nothing in this prospectus supplement shall be deemed to incorporate information furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and any corresponding information or exhibit furnished under Item 9.01 of Form 8-K.

To obtain copies of these filings, see “Where You Can Find More Information” in this prospectus.

S-18

PROSPECTUS

$100,000,000

VerifyMe, Inc.

Common Stock

Preferred Stock
Warrants

Purchase Contracts

Rights
Units
___________________

The securities covered by this prospectus may be offered and sold, from time to time, by VerifyMe, Inc. in one or more offerings.

We will provide the specific terms of the specific issue of securities, including the offering price of the securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the prospectus supplement relating to the specific issue of securities, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock and warrants are listed on the Nasdaq Capital Market and trade under the symbols “VRME” and “VRMEW” respectively. Each prospectus supplement will indicate if the securities to be offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. You should carefully read and consider the risk factors described under the heading “Risk Factors” on page 6 of this prospectus, the “Risk Factors” section included in the periodic reports that we file with the Securities and Exchange Commission and in any prospectus supplement relating to a specific offering of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers or agents as designated from time to time, or directly to purchasers or through a combination of such methods. See “Plan of Distribution.”

___________________

The date of this prospectus is                              , 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time in one or more offerings. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with different or additional information.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

Unless the context otherwise requires, references in this prospectus to “VerifyMe,” the “Company,” “we,” “us,” and “our” refer to VerifyMe, Inc., unless the context clearly indicates otherwise.

___________________

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about, and comply with, any restrictions as to the offering of the securities and the distribution of this prospectus.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections.  The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

Our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), including risks related to the following:

•	the ongoing coronavirus (“COVID-19”) pandemic;
•	our relatively new business model and lack of significant revenues;
•	our ability to prosecute, maintain or enforce our intellectual property rights;
•	disputes or other developments relating to proprietary rights and claims of infringement;
•	the accuracy of our estimates regarding expenses, future revenues and capital requirements;
•	the implementation of our business model and strategic plans for our business and technology;
•	the successful development of our sales and marketing capabilities;
•	the potential markets for our products and our ability to serve those markets;
•	the rate and degree of market acceptance of our products and any future products;
•	our ability to retain key management personnel;
•	regulatory developments and our compliance with applicable laws; and
•	our liquidity.

The forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The forward-looking statements in this prospectus are made only as of the date hereof or as indicated and represent our views as of the date of this prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise, except as required by law.

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VERIFYME, INC.

VerifyMe, Inc. (“VerifyMe,” the “Company,” “we” or “us”) is a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products. The Company was formed in Nevada on November 10, 1999. Until 2018, we were primarily engaged in the research and development of our technologies. We began to commercialize our covert luminescent pigment, RainbowSecure®, in 2018, and we also developed the patented VeriPAS™ software system in 2018 which covertly and overtly serializes products to remotely track a product’s “life cycle” for brand owners. We believe VeriPAS™ is the only invisible covert serialization and authentication solution deployed through variable digital printing on HP Indigo (a division of HP, Inc.) printing systems with a smartphone tracking and authentication system. VeriPAS™ is capable of fluorescing, decoding, and verifying invisible RainbowSecure® codes in the field – designed to allow investigators to quickly and efficiently authenticate product throughout the distribution chain, including warehouses, ports of entry, retail locations, and product purchased over the Internet for inspection and investigative actions. This technology is coupled with a secure cloud -based track and trace software engine which allows brands and investigators to see where products originate and where they are deployed with geo location mapping and intelligent programable alerts. Brand owners access the VeriPAS™ software over the Internet. Brand owners can then set rules of engagement, establish marketing programs for customer engagement and control, and monitor and protect their products’ “life cycle.” We have derived minimal revenue from our VeriPAS™ software system and have derived limited revenue from the sale of our RainbowSecure® technology.

Our brand protection technologies involve the utilization of invisible and/or color changing inks, which are compatible and printed with modern digital and standard printing presses. The inks may be used with certain printing systems such as digital, offset, flexographic, silkscreen, gravure, inkjet and toner based laser printers. The inks can be used to print both static and variable images utilizing digital printing presses and third party digital inkjet systems which are attached to traditional printing presses. Our invisible ink can be used in fixed images, variable images or serialized codes, bar codes or QR codes. We have developed a product which attaches to a smart-phone that reads our invisible ink codes into sophisticated cloud based track and trace software. We also have a product that informs users that our invisible ink is present for authentication. Based upon our experience, we believe that the ink technologies may be incorporated into most existing manufacturing processes.

In the areas of authentication and serialization of physical goods, we offer clients the following brand protection security and anti-counterfeit technologies:

•	RainbowSecure®
•	VeriPASTM serialization, track and trace technology
•	VeriPAS™ Smartphone Authenticator
•	VerifyMe Beeper
•	VerifyMe® as Authentic® Labels
•	VerifyMe® WebTM

RainbowSecure® technology was our first technology to be patented. It combines an invisible ink with a proprietary tuned laser to enable counterfeit products to be exposed. In 2017, we signed a five-year contract with HP Indigo to print this technology on packages and labels on their 6000 series presses.  Our technology has been tested and approved by HP Indigo 6000 series presses and more recently we have successfully run pilot production on the 7800 press which runs on HP Indigo’s newer series 4 platform, and will open up sheet-feed products like folded cartons and plastic cards. Customers can use a handheld beeping device, our VerifyMe Beepers, tuned to authenticate the unique frequency of our RainbowSecure® invisible ink, to broadcast a beeping sound to confirm the authenticity when placed on products, labels and packaging containing our RainbowSecure® ink. VerifyMe Beepers are being commercialized and leased to customers, typically for one year. In December 2017, we signed a contract with Micro Focus International PLC (“Micro Focus”) to use RainbowSecure® in their Global Product Authentication, Track and Trace (GPAS) system (software). The technology also features a unique double layer of security which remains entirely covert at all times and provides licensees with additional protection. Under the contract with Micro Focus, we have a re-seller agreement where we sell the combined Micro Focus GPAS system with our RainbowSecure® identifier under our own trademarked name, VeriPAS™. In May 2019, we entered into a strategic partnership with INX International Ink Company, the third largest producer of inks in North America, to co-develop inkjet inks to be used for inkjet printing in combination with high speed, high volume label and packaging printing presses. The specially formulated inks will enable these printing presses to print our RainbowSecure® invisible ink technology, which includes our variable VeriPAS™ serialization, track and trace technology. We believe RainbowSecure® is particularly well-suited to closed and controlled environments that want to verify transactions within a specific area, as well as labels, packaging, textiles, plastics and metal products which need authentication. We have derived limited revenue from the sale of our RainbowSecure® technology.

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VeriPAS™ serialization, track and trace technology combines the covert identifier of RainbowSecure® with the Micro Focus Track and Trace software which provides brand owners geographical business intelligence on counterfeiting as well as the ability to authenticate labels, packaging and products. Using information from a smartphone screen, our VeriPASTM technology, can provide authentication and data submission information. A customer or end-user can scan information from a product label or QR code and send it to the cloud where our VeriPASTM software can verify authenticity of the product, as well as track and trace the product from production through delivery. Certain clients are in the testing stage with this product. To date, we have recognized minimal revenue from this technology.

VeriPAS™ Smartphone Authenticator technology is a piece of hardware with a built-in lighting system and software that scans invisible RainbowSecure® codes. Product investigators attach their smartphone to this device which then reveals the hidden RainbowSecure® images on the smartphone screen which are then sent to the VeriPASTM software in the cloud for authentication and data submission. These devices have been commercialized and are being leased to customers. Leases are typically one year in length.

VerifyMe Beeper technology is an authentication tool which we are marketing to customers in conjunction with our RainbowSecure® ink pigment. The VerifyMe Beeper is a handheld beeping device is tuned to authenticate the unique frequency of our RainbowSecure® invisible ink and will broadcast a beeping sound to confirm the authenticity when placed on products, labels and packaging containing our RainbowSecure® ink. The VerifyMe Beeper is designed for use by customers who desire instant authentication on items, such as event tickets at an entry gate. Our customized beeper will only positively identify a product bearing our unique anti-counterfeit solution. This technology is being commercialized and leased to customers, typically for one year.

VerifyMe® as Authentic® labels are dual-purpose pre-printed labels with a visible serialized QR code for consumer scanning purposes, and an invisible serialized IR code for inspector scanning, authentication and tracking purposes.  This label was developed to provide covert brand protection for on-line retailers, while enabling consumer product authentication, promotion, engagement and education through the visible serialized QR code. This technology is being tested by prospective customers.

VerifyMe® WebTM includes, through our collaboration with Corsearch, Inc., a brand clearance and protection leader, technologies and services that better enable customers to effectively tackle counterfeit websites, domains and e-commerce platforms offering counterfeit products. To date, we have not derived revenue from this technology.

We believe that our brand protection security technologies, coupled with our contract with HP Indigo, can be used to enable brand owners to securely prevent counterfeiting, prevent product diversion and authenticate labels, packaging and products and alleviate the brand owner’s liability from counterfeit products which physically harm consumers. Our covert technologies give brand owners the ability to control, monitor and protect their products life cycle. Also, our technologies allow brand owners to prove whether the product causing an issue is authentic or counterfeit.

Our principal offices are located at 75 South Clinton Avenue, Suite 510, Rochester, New York 14604 and our telephone number is (585) 736-9400. Our website address is www.verifyme.com. We have not incorporated by reference into this prospectus the information included on, or that can be accessed through, our website and you should not consider it to be part of this prospectus.

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RISK FACTORS

Investing in our securities involves risks. Before you decide whether to purchase any of our securities, you should carefully consider the risks and uncertainties set forth Part I, Item 1A under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, and in Part II, Item 1A under the heading “Risk Factors” included in any Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K filed after the end of the fiscal year covered by such Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus and any prospectus supplement. Additional risk factors that you should carefully consider also may be included in a prospectus supplement relating to an offering of our securities as well as the other documents filed with the SEC that are incorporated by reference herein or therein. For more information, see the section entitled “Where You Can Find More Information” in the prospectus.

The risks and uncertainties described in any accompanying prospectus supplement as well as the documents incorporated by reference herein or therein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC (www.sec.gov). These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We maintain a website at www.verifyme.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus. You may also request a copy of these filings (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus), at no cost, by writing us at 75 S. Clinton Ave., Suite 510, Rochester, New York 14604 or contacting us at (585) 736-9400.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the date this offering is terminated or we issue all of the securities under this prospectus:

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●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 9, 2020.

●	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 13, 2020, for the quarter ended June 30, 2020, filed with the SEC on August 14, 2020 and for the quarter ended September 30, 2020, filed with the SEC on November 12, 2020.

●	Our Current Reports on Form 8-K filed with the SEC on March 3, 2020, March 5, 2020, April 22, 2020, May 11, 2020, May 26, 2020, June 15, 2020, June 22, 2020, July 29, 2020, August 7, 2020, October 1, 2020, October 16, 2020 and November 17, 2020.

●	The description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on June 16, 2020, and any amendment or report filed for the purpose of updating such description.

Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and any corresponding information or exhibit furnished under Item 9.01 of Form 8-K.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

To obtain copies of these filings, see “Where You Can Find More Information” in this prospectus.

THE SECURITIES WE MAY OFFER

This prospectus contains a summary of the common stock, preferred stock, warrants, purchase contracts, rights and units that we may offer under this prospectus. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. However, this prospectus, the prospectus supplement and the pricing supplement, if applicable, contain the material terms and conditions for each security. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. You should read these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

DESCRIPTION OF CAPITAL STOCK

The following information describes the Company’s capital stock and the provisions of our amended and restated articles of incorporation (“articles”) and amended and restated by-laws (“bylaws”). This description is only a summary. You should read and refer to our articles and bylaws, the forms of which have been filed with the SEC and are incorporated herein by reference. See “Where You Can Find More Information; Incorporation by Reference.”

General

We are authorized to issue up to 675,000,000 shares of common stock, par value $0.001 per share, and 75,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding, shares of common stock are fully paid and nonassessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

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The transfer agent and registrar for our common stock is West Coast Stock Transfer, Inc. Our common stock is listed on the Nasdaq Capital Market under the trading symbol “VRME.”

Preferred Stock

We are authorized to issue up to 75,000,000 shares of preferred stock in one or more series and to fix the designation and powers, rights and preferences and qualifications, limitations, or restrictions with respect to each class or series of such class without further vote or action by the stockholders. As of December 30, 2020, there are 0.85 shares of Series B Convertible Preferred Stock outstanding, convertible into 144,444 shares of our common stock.

Our Board has the authority, without further stockholder authorization, to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred stock, including, if applicable, the following:

•	the title of the series and stated value;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;

•	the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	any provisions for a sinking fund;

•	any applicable provision for redemption and the price or prices, terms and conditions on which preferred stock may be redeemed;

•	any securities exchange listing;

•	any voting rights and powers;

•	whether interests in the preferred stock will be represented by depository shares;

•	the terms and conditions, if applicable, of conversion into shares of our common stock, including the conversion price or rate or manner of calculation thereof;

•	a discussion of any material U.S. federal income tax considerations;

•	the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

•	any limitations on issuance of any series of preferred stock ranking senior to or on parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of such series of preferred stock.

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Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated articles of incorporation, as amended, and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our capital stock.

Board of Directors; Removal of Directors for Cause.  Our bylaws provide for the election of directors to one-year terms at each annual meeting of the stockholders.  All directors elected to our board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal.  The board of directors is authorized to create new directorships, subject to the amended and restated articles of incorporation, and to fill such positions so created by a majority vote of the directors.  Members of the board of directors may only be removed by the affirmative vote of the holders of not less than two-thirds of the voting power of our issued and outstanding stock entitled to vote generally in the election of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors.  Our bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, written notice of the nomination must be received by us not earlier than 120 days and not later than 90 days prior to the anniversary date of the immediately preceding annual meeting.  Detailed requirements as to the form of the notice and information required in the notice are specified in the bylaws.  If it is determined that business was not properly brought before a meeting in accordance with our by-law provisions, such business will not be conducted at the meeting.

Special Meetings of Stockholders.  Special meetings of the stockholders may be called only by our chairman of the board of directors pursuant to the requirements of our bylaws.

Blank-Check Preferred Stock.  Our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve.

Nevada Anti-Takeover Statutes

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our company.

Transactions with Interested Stockholders. The NRS prohibits a publicly-traded Nevada company from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless, prior to that date, the board of directors of the corporation approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the board of directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the 3 years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

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Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common stock, preferred stock or other securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, other securities or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	any applicable anti-dilution provisions;

●	any applicable redemption or call provisions;

●	the circumstances under which the warrant exercise price may be adjusted;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material United States federal income tax consequences;

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●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the designation and terms of the stock purchasable upon exercise of the warrants;

●	if applicable, the designation and terms of the stock with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and the related securities will be separately transferable;

●	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the prospectus supplement relating to a particular issue of warrants, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete, and is subject to modification in any prospectus supplement for any issuance of warrants. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement and form of warrant certificate for that particular series.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock or other securities. The price per share of common stock, preferred stock or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

●	whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock or other securities, and the nature and amount of those securities, or method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or other securities;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

●	United States federal income tax considerations relevant to the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered global form.

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The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF RIGHTS

We may issue rights, including rights issued as part of a unit with one or more other securities, to purchase common stock, preferred stock or other securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to and method by which holders of rights will be entitled to exercise;

●	any provisions for adjustment in the exercise price or number of securities the rights can be exercised for;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the amount of shares of common stock or preferred stock or other securities on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our common stock or preferred stock or other securities, the holder will not have any rights as a holder of shares of our common stock or preferred stock or other securities, as the case may be, by virtue of ownership of the rights.

The applicable prospectus supplement will describe the terms of any rights. The preceding description and any description of rights in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Right Certificate and, if applicable, the Rights Agent Agreement or Subscription Agent Agreement relating to such rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

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The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit certificate and unit agreement, if any, which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include the acquisition of companies, businesses or assets; repayment and refinancing of debt; capital expenditures; and working capital. The prospectus supplement with respect to an offering of securities may identify different or additional uses for the proceeds of such offering.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, the availability of other funds and other factors. We have not yet determined the amount or timing of the expenditures for each of the categories listed above and these expenditures may vary significantly depending on a variety of factors. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will retain broad discretion in the allocation and the use of the net proceeds of this offering.

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PLAN OF DISTRIBUTION

We may sell our securities in any of the following ways:

●	to or through underwriters;

●	through agents;

●	through broker-dealers (acting as agent or principal);

●	directly by us to one or more purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering or otherwise; or

●	through a combination of any such methods of sale.

The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, including at-the-market offerings as defined in Rule 415(a)(4) under the Securities Act, at prices related to the prevailing market prices, or negotiated prices.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of such offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

●	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

●	the public offering price of the securities and the net proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents;

●	any exchange on which the securities will be issued; and

●	all other items constituting underwriting compensation.

We may also issue the securities as a dividend or distribution or in a subscription rights offering to our stockholders, in each case subject to applicable restrictive covenants contained in agreements and instruments governing our debt at the time of such dividend, distribution or offering. Any such dividend, distribution or subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of the dividend, distribution or subscription rights, including the terms of the dividend, distribution or subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the dividend, distribution or subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common stock, other class of securities or units through the issuance of a dividend, distribution or subscription rights.

Sale Through Underwriters, Agents or Dealers

If we use underwriters in the sale of any securities on a firm commitment basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may also engage underwriters on a best efforts basis.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

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To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal, or broker dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If an underwriter creates a short position in offered securities by selling more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

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Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Act, Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering, or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110.

Direct Sales and Electronic Auctions

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. Any such matters will be described in the applicable prospectus supplement.

Upon completion of such an electronic auction process, securities may be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders may be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Harter Secrest & Emery LLP, Rochester, N.Y.

EXPERTS

The consolidated financial statements of VerifyMe, Inc. as of December 31, 2019 and December 31, 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein, in reliance upon the reports of MaloneBailey, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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1,650,000 Shares

Common Stock

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PROSPECTUS SUPPLEMENT

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Sole Book-Running Manager	Co- Manager
Maxim Group LLC	Joseph Gunnar & Co. LLC

February 9, 2021